Exhibit 10.9

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (defined below) (this “Amendment”) is effective as of March 6, 2026 (the “Amendment Effective Date”), by and between Lana J. Eddy, a resident of the State of Illinois (“Employee”) and First State Bank (the “Employer”), a wholly-owned banking subsidiary of Tri-County Financial Group, Inc.

WHEREAS, the Employer and Employee entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2026 (the “Employment Agreement”);

WHEREAS, Section 15 of the Employment Agreement provides that the terms of the Employment Agreement may be modified by a writing signed by both Employee and the Employer; and

WHEREAS, the parties now desire to amend the Employment Agreement in accordance with Section 15 thereof, on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which each party expressly acknowledges, Employee and Employer agree as follows:

1.	Section 21(z) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(z) ‘Severance Amount’ means, for a Qualifying Termination that occurs during the Employment Period, an amount equal to two hundred percent (200%) of Executive’s Annual Base Salary as of Executive’s Termination Date.”

2.	This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. A facsimile or other electronic copy of this Amendment (or any counterpart hereof) shall be deemed to be an original.

3.	This Amendment, together with the Employment Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, negotiations, and understandings, whether written or oral, relating to such subject matter. Except as expressly amended by this Amendment, all terms and conditions of the Employment Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the Employment Agreement, the terms of this Amendment shall control.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

EMPLOYER:

First State Bank
By:	/s/ Thomas K. Prescott
Name:	Thomas K. Prescott
Title:	Chairman of the Board

EMPLOYEE:

/s/ Lana J. Eddy
Lana J. Eddy